Exhibit 10.8

ADVISOR WARRANT ISSUANCE AGREEMENT

THIS ADVISOR WARRANT ISSUANCE AGREEMENT, dated as of [●], 2023 (as it may from time to time be amended, this “Agreement”), is entered into by and between Pershing Square SPARC Holdings, Ltd., a Delaware corporation (“Pershing Square SPARC Holdings”), and [●], a member of the Advisory Board of Pershing Square SPARC Holdings (“Advisor”).

WHEREAS, Pershing Square SPARC Holdings was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Pershing Square SPARC Holdings and one or more businesses (the “Business Combination”);

WHEREAS, Pershing Square SPARC Holdings and Pershing Square SPARC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), have entered into those certain Securities Subscription Agreements, pursuant to which the Sponsor purchased an aggregate of 422,533 shares of the Company’s common stock, par value $0.0001 per share;

WHEREAS, Pershing Square SPARC Holdings and the Sponsor have entered into that certain Sponsor Warrant Purchase Agreement dated as of July 28, 2023 (the “Sponsor Warrant Purchase Agreement”), pursuant to which Sponsor purchased, for a purchase price equal to $35,892,480 in cash, warrants (the “Sponsor Warrants”) exercisable for a number of shares of Common Stock (as defined below) as set forth in the Sponsor Warrant Agreement dated as of July 28, 2023 between Pershing Square SPARC Holdings and Continental Stock Transfer & Trust Company, as warrant agent, and the Pershing Square SPARC Holdings recognizes such Sponsor Warrants for purposes of its balance sheet as issued;

WHEREAS, pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”), Pershing Square SPARC Holdings intends to distribute, for no cost to the recipients, up to 61,111,111 subscription warrants of Pershing Square SPARC Holdings (as such number may be adjusted pursuant to the terms of the SPAR Rights Agreement between the Company and Continental Stock Transfer & Trust Company) referred to as special purpose acquisition rights (each a “SPAR” and collectively, the “SPARs”), with each such SPAR exercisable at a future date in connection with the Business Combination to purchase two shares of common stock (the “Public Shares”) of the company surviving the Business Combination, at a minimum exercise price of $10.00 per share (the “Distribution”);

WHEREAS, as a result of the Business Combination, and immediately following the transactions occurring in connection therewith in order to effect the Business Combination, the publicly-traded company surviving the Business Combination may be either Pershing Square SPARC Holdings or another entity (and all references to the “Company,” shall mean both Pershing Square SPARC Holdings and the entity surviving the Business Combination, as applicable);

WHEREAS, on or prior to the Distribution, the Company shall enter into that certain Committed Forward Purchase Agreement with Pershing Square, L.P., a Delaware limited partnership,

Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a Guernsey company (the “Committed Forward Purchasers”), pursuant to which the Committed Forward Purchasers shall purchase in the aggregate from the Company, on a private placement basis at the time of the consummation of the Business Combination, no less than $250,000,000 of Public Shares, and no more than $1,000,000,000 of Public Shares (the “Committed Forward Purchase Shares”), at a price per share equal to the final exercise price at which SPARs will be exercisable (“Final Exercise Price”), in accordance with the terms and conditions of the Committed Forward Purchase Agreement;

WHEREAS, on or prior to the Distribution, the Company shall enter into that certain Additional Forward Purchase Agreement (the “Additional Forward Purchase Agreement”) with PS SPARC I Master, L.P., a Cayman Islands limited partnership (the “Additional Forward Purchaser”), pursuant to which the Additional Forward Purchaser may elect, in its sole discretion, to purchase in the aggregate from the Company, on a private placement basis at the time of the consummation of the Business Combination, up to an amount of Public Shares equal to $3,500,000,000 less the aggregate purchase price of the Committed Forward Purchase Shares, at a price per share equal to the Final Exercise Price, in accordance with the terms and conditions of the Additional Forward Purchase Agreement;

WHEREAS, on or prior to the Distribution, the Company shall enter into this Agreement and an Advisor Warrant Issuance Agreement with each of the other members of the Advisory Board of the Company, pursuant to which each member of the Advisory Board will be issued warrants (the “Advisor Warrants”) in a private placement simultaneously with the closing of the Distribution, which warrants shall be exercisable, in the aggregate, for a number of shares of Common Stock (the “Number of Advisor Warrant Shares”) as set forth in the Advisor Warrant Agreement (the “Advisor Warrant Agreement”) dated as of [●], 2023 between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”); and

WHEREAS, each of the members of the Advisory Board of the Company (including the Advisor) shall be issued Advisor Warrants exercisable for (i) the Number of Advisor Warrant Shares divided by (ii) three (3), subject to adjustment as set forth in the Advisor Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other valuable consideration (including Advisor’s agreement to serve on the advisory board of the Company) the receipt of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1.    Authorization, Issuance; Terms of the Advisor Warrants.

A.    Authorization of the Advisor Warrants. The Company has duly authorized the issuance of the Advisor Warrants to Advisor.

B.    Issuance of the Advisor Warrants.

(i)    The Company shall issue the Advisor Warrants to the Advisor as set forth herein for no cost, and the Advisor shall accept the Advisor Warrants from the Company, on the terms and subject to the conditions set forth in this Agreement.

C.    Terms of the Advisor Warrants.

(i)    The Advisor Warrants shall have their terms set forth in the Advisor Warrant Agreement set forth in Exhibit A.

(ii)    The term “Common Stock” as used in this Agreement shall refer to (a) prior to the Business Combination, the common stock, par value $0.0001 per share, of Pershing Square SPARC Holdings and (b) thereafter, to (i) the common stock of Pershing Square SPARC Holdings if Pershing Square SPARC Holdings is the publicly-traded company surviving the Business Combination, (ii) the common stock, membership interests, units, or other equity security representing the share capital of the publicly-traded company surviving the Business Combination, if such entity is not Pershing Square SPARC Holdings, or (iii) such other equity security as agreed upon in writing by the holders of the Sponsor Warrants representing 50% of the shares issuable upon the exercise of the then-outstanding amount of the Sponsor Warrants and the Company.

(iii)    The Advisor Warrants and any Common Stock issuable upon an exercise of the Advisor Warrants (“Advisor Warrant Shares”), so long as such securities are held by the Advisor or any of its Permitted Transferees (as defined below), may not be transferred, assigned or sold until the earlier of (i) three years after the completion by the Company of a Business Combination or (ii) subsequent to the Business Combination, the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property; provided, however, that the Advisor Warrants and Advisor Warrant Shares may be transferred to any entity that is managed by Pershing Square Capital Management, L.P., a Delaware limited partnership, which transfer may be made in whole or in part (the “Permitted Transferees”), provided that any Permitted Transferee must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

(iv)    The Advisor Warrants, so long as they are held by the Advisor or any of the Permitted Transferees, shall not be redeemable by the Company, except as set forth in Section 5.A hereof.

(v)    At or prior to the time of the Distribution, the Company, the Advisor and the other parties thereto shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Advisor relating to the Advisor Warrants, the Advisor Warrant Shares and other securities.

Section 2.    Representations and Warranties of the Company. As a material inducement to the Advisor to enter into this Agreement, the Company hereby represents and warrants to the Advisor that:

A.    Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Advisor Warrant Agreement.

B.    Authorization; No Breach.

(i)    The execution, delivery and performance of this Agreement and the Advisor Warrants have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with the terms of the Advisor Warrant Agreement and this Agreement, the Advisor Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii)    The execution and delivery by the Company of this Agreement and the Advisor Warrants, the issuance of the Advisor Warrants, the issuance of the Advisor Warrant Shares and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the date hereof (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated certificate of incorporation or the bylaws of the Company (in effect on the date hereof), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.    Title to Securities. Upon issuance in accordance with the terms hereof and the Advisor Warrant Agreement, the Advisor Warrants and the Advisor Warrant Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with the term hereof, the Advisor will have good title to the Advisor Warrants and (upon payment therefor, including by cashless settlement) will have good title to the Advisor Warrant Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Advisor.

D.    Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.    Representations and Warranties of the Advisor. As a material inducement to the Company to enter into this Agreement and issue the Advisor Warrants to the Advisor, the Advisor hereby represents and warrants to the Company (which representations and warranties shall survive the date hereof) that:

A.    Organization and Requisite Authority. The Advisor is an individual and citizen of the United States of America. The Advisor possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.    Authorization; No Breach.

(i)    This Agreement constitutes a valid and binding obligation of the Advisor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)    The execution and delivery by the Advisor of this Agreement and the fulfillment of and compliance with the terms hereof by the Advisor does not and shall not as of the date hereof conflict with or result in a breach by the Advisor of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Advisor is subject.

C.    Investment Representations.

(i)    The Advisor is acquiring the Advisor Warrants and, upon exercise of the Advisor Warrants, the Advisor Warrant Shares (collectively, the “Securities”) for the Advisor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)    The Advisor understands that the Securities are being offered and will be issued to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Advisor’s compliance with, the representations and warranties of the Advisor set forth herein in order to determine the availability of such exemptions and the eligibility of the Advisor to acquire such Securities.

(iii)    The Advisor is an “accredited investor” as such term is defined in Rule 501(a)(5).

(iv)    The Advisor did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(v)    The Advisor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Securities which have been requested by the Advisor. The Advisor has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Advisor understands that its ownership of the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to the acquisition of the Securities.

(vi)    The Advisor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Advisor nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)    The Advisor understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as may be specifically set forth in the Registration Rights Agreement, neither the Company nor any other person will be under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Advisor understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the certain requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii)    The Advisor has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Advisor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Advisor can afford a complete loss of its investments in the Securities.

Section 4.    Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the date hereof.

Section 5.    Repurchase of Advisor Warrants.

A.    In the event that Advisor resigns or ceases to serve in his or her capacity as a member of the Advisory Board of the Company for any reason prior to the Business Combination and at a time when the Company is not subject to a letter of intent (or a definitive agreement) with respect to a Business Combination, the Company will have the right, but not the obligation, to repurchase the Advisor Warrants held by such Advisor (or his or her Permitted Transferee) at a repurchase price of $1,000,000 paid to such Advisor (the “Company Repurchase Right”). The Company Repurchase Right may be assigned or transferred, in whole or in part, to one or more of the Company’s affiliates, including but not limited to the Sponsor, and will expire on the later of the date that is (i) two (2) years after the commencement of the Distribution or (ii) sixty (60) days from the effective date of the resignation or other cessation of service of such Advisor. For the avoidance of doubt, any assignment or transfer of the Company Repurchase Right will not change the relevant Exercise Period as described in Section 3.2 of the Advisor Warrant Agreement.

B.    Following the resignation or cessation of service of an Advisor described in Section 5.A:

(i)    In the event that the Company exercises the Company Repurchase Right, then upon payment of the repurchase price to the Advisor, it will instruct the Warrant Agent to cancel the Advisor Warrants held by the relevant Advisor and such warrants will no longer be outstanding.

(ii)    In the event that the Company assigns or transfers the Company Repurchase Right to an affiliate and such assignee or transferee exercises the Company Repurchase Right, then upon payment of the repurchase price to the Advisor, such assignee or transferee shall become the registered holder subject to the terms of the Advisor Warrant Agreement and Company shall deliver instructions to the Warrant Agent to update the Warrant Register to reflect the transfer.

(iii)    In the event that the Company (or any assignee or transferee) does not exercise the Company Repurchase Right within the prescribed time frame set forth in Section 5.A above, then the Advisor who resigned or otherwise ceased to serve in such capacity for any reason shall retain ownership of the Advisor Warrants in accordance with the terms set forth in the Advisor Warrant Agreement.

Section 6.    Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 7.    Miscellaneous.

A.    Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Advisor to affiliates thereof.

B.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D.    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

F.    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

PERSHING SQUARE SPARC HOLDINGS, LTD.

By:
	Name:	William A. Ackman
	Title:	Chairman and Chief Executive Officer

[NAME OF ADVISOR]

By:
Name:

[Signature Page to Advisor Warrant Issuance Agreement]